Exhibit 99.1


  Cascade Natural Gas Corporation Announces Second Quarter Earnings


    SEATTLE--(BUSINESS WIRE)--May 7, 2007--Cascade Natural Gas Corporation (NYSE:CGC) reports fiscal 2007 second quarter earnings of $10.4 million, or $0.90 per share, compared to $9.0 million, or $0.78 per share, for the second quarter of fiscal 2006. Earnings for the six-month period were $17.2 million, or $1.49 per share compared to $17.0 million, or $1.49 per share for the six months ended March 31, 2006. Included in current year earnings are expenses related to the Company's pending merger with MDU Resources Group Inc., which reduced reported fiscal 2007 six-month earnings net of taxes by $1.2 million, or $0.11 per share. In addition, the Company recorded a one-time charge net of taxes of $0.5 million, or $0.04 per share, related to various organizational changes made during the first quarter of fiscal 2007. Also, fiscal 2006 earnings were negatively impacted by $0.03 per share due to a mark-to-market charge. After considering these factors, the six-month fiscal 2007 earnings would have been $1.64 per share compared to $1.52 per share in the first six months of fiscal 2006.

    Dividends and Other Items

    The Company previously announced its declaration of a regular quarterly cash dividend of $0.24 per common share, payable May 15, 2007 to shareholders of record at April 30, 2007.

    Also, as previously announced on July 8, 2006, the Company entered into a definitive merger agreement with MDU Resources Group, Inc. pursuant to which MDU Resources will acquire the Company for $26.50 per share in cash. The completion of the merger is subject to the approval of various regulatory authorities and the satisfaction of other customary closing conditions. Several of the closing conditions have already been satisfied, including approval by the Company's shareholders, termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and receipt of required regulatory approvals from MDU Resources' current jurisdictions. Applications for regulatory approval of the merger were filed in the states of Washington and Oregon and settlement discussions with all interested parties have been ongoing. The Company has two independent dockets with the Oregon Public Utility Commission
(OPUC), one referencing the merger and the other the OPUC investigation into the Company's rates. The OPUC staff, the principal interveners, MDU Resources and the Company reached a settlement of all issues in the merger docket and filed it with the OPUC on May 1, 2007. The OPUC staff, all interveners and the Company reached a settlement of all issues in the investigation of the Company's earnings and also filed it with the OPUC on May 1, 2007. Each of these settlements is conditional upon OPUC approval and requires approval of both settlements to become effective. In addition, the Washington Utilities and Transportation Commission (WUTC) staff, the principal interveners, MDU Resources and the Company have reached a settlement in principle of all issues in the merger docket and expect to file the settlement stipulation the week of May 7, 2007. This settlement is also conditional upon WUTC approval. The Company anticipates both Commissions could decide on the respective settlements by mid-year 2007.

    Use of Non-GAAP Financial Measure

    Where noted in the press release, the Company, in addition to presenting its earnings information in conformity with Accounting Principles Generally Accepted in the United States of America (GAAP), has provided non-GAAP earnings data that reflect adjustments to exclude 2007 merger-related costs and a one-time charge, net of taxes, related to various organizational changes made during the first quarter of fiscal 2007. Non-GAAP measures also excluded mark-to-market charges made in the first quarter of 2006. The Company believes these non-GAAP financial measures are useful to investors because the items excluded are not indicative of the Company's continuing operating results. Also, the Company's management uses this non-GAAP financial measure as an indicator for internal performance management, planning and forecasting.

    Cascade Natural Gas Corporation is a local distribution company providing natural gas service to approximately 246,000 residential, commercial, and large industrial customers in the states of Washington and Oregon.

    Forward-Looking Statements

    The Company's discussion in this report, or in any information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements, including statements concerning plans, objectives, goals, strategies, and future events or performance. The disclaimers under the caption "Forward-Looking Statements," included in the Company's Quarterly Report on Form 10Q filed on February 8, 2007 apply in their entirety to all forward-looking statements contained in this report.



                   Cascade Natural Gas Corporation
     Financial Highlights - (Thousands, except per share amounts)
                      Second Quarter Fiscal 2007



                                       Fiscal Year 2007
                          -------------------------------------------

                                  Three Months Ended
                          ---------------------------------
                                                            Year to
                           Dec 31    Mar 31   Jun 30 Sep 30    Date
                          --------- --------- ------ ------ ---------

Revenues                  $157,184  $177,909                $335,093
Operating
 Margin                     32,281    35,849                  68,130
Cost of
 Operations                 17,279    17,219                  34,498
                          --------- --------- ------ ------ ---------

Operating
 Income
 (Loss)                     15,002    18,630                  33,632
Interest and
 Other                       3,032     2,903                   5,935
Income Taxes                 5,181     5,360                  10,541
                          --------- --------- ------ ------ ---------

Net Income
 (Loss)                     $6,789   $10,367                 $17,156

Common Shares
 Outstanding:
  End of
   Period                   11,507    11,507                  11,507
  Average                   11,506    11,507                  11,507

Earnings
 (Loss) Per
 Share
  Basic and
   diluted                   $0.59     $0.90                   $1.49

Dividends
 Paid per
 share                       $0.24     $0.24                   $0.48

Capital
 Expenditures
 (net)                      $4,102    $4,635                  $8,737

Book Value
 Per Share                  $10.98    $11.74                  $11.74

Market
 Closing
 Price                      $25.92    $26.35                  $26.35

Active
 Customers
 (End of
 Period)                       244       246                     246

Gas
 Deliveries
 (Therms):
  Residential
   &
   Commercial               93,653   107,409                 201,062
  Industrial
   & Other                 241,632   210,895                 452,527

Degree Days
  5-Year
   Average                   2,116     2,275                   4,391
  Actual                     2,136     2,346                   4,482

Colder
 (warmer)
 than 5-year
 avg.                            1%        3%                      2%

Colder
 (warmer)
 than prior
 year                          (5%)        3%                    (1%)



                                 Fiscal Year 2006
             ---------------------------------------------------------

                       Three Months Ended
             -------------------------------------            Six Mos
                                                   Year to     Ended
              Dec 31    Mar 31    Jun 30   Sep 30     Date    Mar 31
             --------- --------- -------- -------- --------- ---------

Revenues     $159,208  $163,018  $76,594  $57,144  $455,964  $322,226
Operating
 Margin        30,791    33,231   18,398   15,639    98,059    64,022
Cost of
 Operations    15,042    16,060   16,870   18,091    66,063    31,102
             --------- --------- -------- -------- --------- ---------

Operating
 Income
 (Loss)        15,749    17,171    1,528   (2,452)   31,996    32,920
Interest and
 Other          2,972     2,884    2,142    2,754    10,752     5,856
Income Taxes    4,737     5,301      (87)  (1,196)    8,755    10,038
             --------- --------- -------- -------- --------- ---------

Net Income
 (Loss)        $8,040    $8,986    $(527) $(4,010)  $12,489   $17,026

Common Shares
 Outstanding:
  End of
   Period      11,439    11,471   11,499   11,506    11,506    11,471
  Average      11,428    11,455   11,487   11,504    11,468    11,441

Earnings
 (Loss) Per
 Share
  Basic and
   diluted      $0.70     $0.78   $(0.05)  $(0.35)    $1.09     $1.49

Dividends
 Paid per
 share          $0.24     $0.24    $0.24    $0.24     $0.96     $0.48

Capital
 Expenditures
 (net)         $3,756    $4,306   $4,421   $3,535   $16,018    $8,062

Book Value
 Per Share     $10.88    $11.40   $11.14   $10.61    $10.61    $11.40

Market
 Closing
 Price         $19.51    $19.70   $21.09   $26.09    $26.09    $19.70

Active
 Customers
 (End of
 Period)          235       238      236      236       236       238

Gas
 Deliveries
 (Therms):
  Residential
   &
   Commercial  95,682    97,231   40,346   22,978   256,237   192,913
  Industrial
   & Other    230,396   211,874  129,967  246,564   818,801   442,270

Degree Days
  5-Year
   Average      2,106     2,299      925      278     5,608     4,405
  Actual        2,250     2,269      900      268     5,687     4,519

Colder
 (warmer)
 than 5-year
 avg.               7%      (1%)     (3%)     (4%)        1%        3%

Colder
 (warmer)
 than prior
 year              16%        2%      17%      19%       10%        8%



    CONTACT: Cascade Natural Gas Corporation
             Matt McArthur, 206/624-3900